                          SECURITIES PURCHASE AGREEMENT


         This Securities Purchase Agreement (the "Agreement") dated as of June 11, 1998 is entered into by and among ORIX GLOBAL COMMUNICATIONS, INC., a Nevada corporation (the "Company"), KERRY ROGERS, JACK HIGGINS and BOB MICHAELS (the "Founders") and the Persons listed on the Schedule of Purchasers attached as Exhibit A (individually, a "Purchaser" and, collectively, the "Purchasers"). This Agreement, together with the Related Agreements (as hereafter defined) are being executed and delivered as the Additional Agreements, as such term is defined in that certain letter agreement dated June 11, 1998 by and among Infinity Investors Limited ("Infinity"), Touch Tone America, Inc. ("Touch Tone"), the Company and the Founders (the "Letter Agreement"). This Agreement and the Related Agreements supersede and replace the Letter Agreement.

         In consideration of the mutual promises and covenants contained in this Agreement, the parties agree as follows:

         1. ASSUMPTION OF DEBT; ISSUANCE OF DEBENTURES AND OTHER SECURITIES.

                  (a) ASSUMPTION OF TOUCH TONE INDEBTEDNESS. Pursuant to the terms of the Letter Agreement, the Company has assumed and agreed to pay and discharge (the "Assumption") $2,610,477 aggregate principal amount of debentures, together with accrued and unpaid interest of $87,133 thereon through June 11, 1998 (the "Assumed Debentures"), issued by Touch Tone to Infinity pursuant to that certain Securities Purchase Agreement dated December 31, 1997 by and among Touch Tone, the Company and Infinity. In connection with the Assumption, Infinity has released and discharged Touch Tone from its obligation to repay the Assumed Debentures.

                  (b) RESTATEMENT OF ASSUMED DEBENTURES; ISSUANCE OF ADDITIONAL DEBENTURES.

         The Company and the Purchasers have agreed pursuant to the terms of this Agreement to (x) amend and restate in their entirety the Assumed Debentures on the terms set forth herein as a direct obligation of the Company to Infinity (the "Restated Debentures") and (y) provide for the issuance of additional debentures of the Company (the "New Debentures") to the Purchasers in an aggregate principal amount of $6,000,000 minus the outstanding balance due and owing on the Assumed Debentures on June 11, 1998 (the difference between $6,000,000 and the outstanding balance due and owing on the Assumed Debentures on June 11, 1998, i.e., $3,303,390 being herein referred to as the "New Advance"). The Restated Debentures and the New Debentures (collectively, the "Debentures") issued by the Company to the Purchasers pursuant to the terms of this Agreement shall be (x) in the form attached hereto as Exhibit B, and
         (y) secured by a pledge of all of the assets of the Company pursuant to the terms of the Security Agreement (as hereafter defined).


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SECURITIES PURCHASE AGREEMENT - PAGE 1

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                  (c) FUTURE LETTERS OF CREDIT. At the sole and exclusive
         discretion of the Purchasers, from time to time the Purchasers may provide credit enhancement to the Company and its Subsidiaries (as hereafter defined) by the issuance of letters of credit or similar instruments (collectively, the "Letters of Credit"). In the event the Purchasers provide any Letters of Credit, and amounts thereunder are drawn upon by the issuing institution, the proceeds so drawn shall be deemed to be an advance from the Purchasers to the Company in exchange for a new Debenture in the original principal balance of the amount so drawn, which Debenture shall be issued on terms identical to the Debentures set forth on Exhibit B hereto and subject to all of the terms and conditions of this Agreement and each Related Agreement.

                  (d) OTHER SECURITIES. As of the date hereof the Company shall issue to the Purchasers, at a purchase price of $0.01 per share, 2,400 shares (the "Closing Shares") of common stock, no par value, of the Company ("Common Stock"), representing a 66-2/3% ownership interest in the issued and outstanding shares of Common Stock of the Company on a Fully Diluted Basis (as hereafter defined). In addition to all other remedies available to the Purchasers, in the event the Closing Shares do not represent at least 66-2/3% of the issued and outstanding shares of Common Stock of the Company as of the Closing on a Fully Diluted Basis as specified herein (the "Fully Diluted Representation"), the Purchasers shall be entitled to receive from the Company, without additional consideration, such additional shares of Common Stock as shall be necessary to cause the Fully Diluted Representation to be accurate.

                  (e) USE OF PROCEEDS. The Company (x) used the proceeds from the sale of the Assumed Debentures by Touch Tone and (y) will use the proceeds from the sale of the New Debentures, in each case for working capital and other general corporate purposes (and, with respect to the New Advance, as more fully described in Section 9(h) below).

         2. DEFINITIONS. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

         "ACCREDITED INVESTOR" has the meaning as set forth in Regulation D promulgated under the Securities Act.

         "AFFILIATE" means with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and, in the case of an individual, includes any relative or spouse of such Person, or any relative or such spouse, who has the same home as such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

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SECURITIES PURCHASE AGREEMENT - PAGE 2

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         "APPROVED PLAN" means any written stock option, stock purchase or similar incentive plan approved by the Board of Directors constituted after the Closing and the Majority Holders for senior executives of the Company who are not stockholders of the Company as of the Closing.

         "ASSUMED DEBENTURES" has the meaning set forth in Section 1(a).

         "ASSUMPTION" has the meaning set forth in Section 1(a).

         "AVANTEL" means Avantel, S.A.

         "BALANCE SHEET" and "BALANCE SHEET DATE" have the meanings set forth in
Section 4(i).

         "BOARD OF DIRECTORS" means the board of directors of the Company.

         "BUDGET" has the meaning set forth in Section 9(b)(iv).

         "BUSINESS DAY" means any day other than a Saturday, Sunday or any day that national banks having offices in Texas or New York are required or authorized to be closed for the transaction of business.

         "BUSINESS PLAN" means the Company's business plan entitled "Status Report Global Gate Network" dated May 14, 1998 and attached hereto as Exhibit C.

         "BYLAWS" means the bylaws of the Company or Subsidiary, as applicable, as amended and in effect at the Closing.

         "CERTIFICATE OF INCORPORATION" means the Company's or Subsidiary's, as applicable, Certificate of Incorporation, as amended.

         "CLOSING SHARES" has the meaning set forth in Section 1(d).

         "CLOSING" has the meaning set forth in Section 3.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMON STOCK" has the meaning set forth in Section 1(c).

         "COMPANY" has the meaning set forth in the preamble to this Agreement.

         "COMPUTER SYSTEMS" has the meaning set forth in Section 4(y)(i).

         "CURRENT STOCKHOLDERS" has the meaning set forth in Section 7(d)(ii).

         "DATE DATA" has the meaning set forth in Section 4(y)(iii).

         "DEBENTURES" has the meaning set forth in Section 1(b).

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SECURITIES PURCHASE AGREEMENT - PAGE 3

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         "DEBT" means of any Person at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments issued by such Person, (iii) all obligations of such Person as lessee which (y) are capitalized in accordance with GAAP or (z) arise pursuant to sale-leaseback transactions, (iv) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and (vi) all Debt of others Guaranteed by such Person.

         "DEFAULT" means any event or condition which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "DISCLOSURE SCHEDULE" has the meaning set forth in Section 4.

         "EMPLOYMENT AGREEMENTS" has the meaning set forth in Section 7(d)(x).

         "ENVIRONMENTAL LAWS" has the meaning set forth in Section 4(s)(iv).

         "EQUITY SECURITIES" means any capital stock or similar security of the Company, including without limitation, securities containing equity features and securities containing profit participation features, or any security convertible or exchangeable, with or without consideration, into or for any stock or similar security of the Company, or any security carrying any warrant or right to subscribe for or purchase any stock or similar security of the Company, or any such warrant or right to acquire any security of the Company.

         "ERISA" has the meaning set forth in Section 4(t).

         "ESTIMATED EXPENSE REIMBURSEMENT FEE" has the meaning set forth in
Section 12(d)(i).

         "EVENT OF DEFAULT" has the meaning set forth in the Debentures.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FACILITIES" has the meaning set forth in Section 4(p)(i).

         "FAIR MARKET VALUE" has the meaning set forth in the Stockholders Agreement.

         "FINANCIAL STATEMENTS" has the meaning set forth in Section 4(i).

         "FOUNDERS" has the meaning set forth in the preamble to this Agreement.

         "FULLY DILUTED BASIS" means the sum of (i) the shares of Common Stock outstanding, and (ii) the shares of Common Stock that would be outstanding at the Closing assuming that (A) all shares of Common Stock issuable pursuant to all outstanding Equity Securities and other rights to acquire Common Stock (excluding, however, all options issued or issuable pursuant to any Approved
Plan) had been issued and (B) the Closing Shares had been issued.

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SECURITIES PURCHASE AGREEMENT - PAGE 4

         "FULLY DILUTED REPRESENTATION" has the meaning set forth in Section
1(d).

         "GAAP" has the meaning set forth in Section 4(i).

         "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing (whether by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain a minimum net worth, financial ratio or similar requirements, or otherwise) any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term Guarantee used as a verb has a corresponding meaning.

         "HAZARDOUS MATERIALS" has the meaning set forth in Section 4(s)(v).

         "INDEMNIFICATION AGREEMENT" means the Indemnification Agreement executed by the Company as contemplated by the Stockholders Agreement.

         "INFINITY" means Infinity Investors Limited, a Nevis West Indies corporation.

         "INTELLECTUAL PROPERTY RIGHTS" has the meaning set forth in Section
4(m).

         "LETTER AGREEMENT" has the meaning set forth in the Preamble to this Agreement.

         "LETTERS OF CREDIT" has the meaning set forth in Section 1(c).

         "LIEN" means any lien, security interest, pledge, mortgage, deed of trust, charge or encumbrance in real, personal or mixed property (tangible or intangible, and wherever located).

         "LOSSES" has the meaning set forth in Section 12(o).

         "MAJORITY  HOLDERS" has the meaning set forth in Section 9(d).

         "MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in
Section 4(i).

         "NEW ADVANCE" has the meaning set forth in Section 1(b).

         "NEW DEBENTURE" has the meaning set forth in Section 1(a).

         "OTHER SYSTEMS" has the meaning set forth in Section 4(y)(i).

         "PARI PASSU AGREEMENT" has the meaning set forth in Section 7(d)(xi).

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SECURITIES PURCHASE AGREEMENT - PAGE 5

         "PERMITS" has the meaning set forth in Section 4(p)(i).

         "PERMITTED LIENS" means Liens for taxes and assessments not yet due and payable or which are being challenged in good faith and with respect to which adequate reserves have been established in the financial statements of the Company, informational filings made by equipment lessors under the Uniform Commercial Code, landlords' liens created by statute and not by affirmative action of any landlord, and statutory liens created in the ordinary course of business securing indebtedness or obligations whose payment is not yet due.

         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

         "PURCHASER DIRECTOR" means a Person serving as a director of the Company as the designee or nominee of the Purchasers pursuant to the Stockholders Agreement.

         "PURCHASER(S)" has the meaning set forth in the preamble to this Agreement.

         "QUALIFIED PUBLIC OFFERING" has the meaning set forth in the Stockholders Agreement.

         "REGISTRATION RIGHTS AGREEMENT" has the meaning set forth in Section 7(d)(vi).

         "RELATED AGREEMENTS" mean any and all agreements other than this Agreement required to be executed by the parties to this Agreement at or prior to the Closing pursuant to Section 7, including, without limitation, the Debentures, the Employment Agreements, the Letter Agreement, the Pari Passu Agreement, the Stockholders Agreement, the Indemnification Agreement, the Registration Rights Agreement and the Security Agreement.

         "RESTATED DEBENTURES" has the meaning set forth in Section 1(b).

         "ROGERS NOTE" has the meaning set forth in Section 7(d)(xi).

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal law then in force.

         "SECURITY AGREEMENT" has the meaning as set forth in Section 7(d)(v).

         "STOCKHOLDERS AGREEMENT" has the meaning set forth in Section 7(d)(iv).

         "SUBSIDIARY" means any corporation more than 50% of the outstanding voting securities of which are owned by the Company or any Subsidiary, directly or indirectly, or a partnership or limited liability company in which the Company or any Subsidiary is a general partner or manager or holds interests entitling it to receive more than 50% of the profits or losses of the partnership or limited liability company.

         "TOUCH TONE" has the meaning set forth in Section 1(a).


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SECURITIES PURCHASE AGREEMENT - PAGE 6

         "USE OF PROCEEDS STATEMENT" has the meaning set forth in Section 9(h).

         "YEAR 2000 CAPABILITIES" has the meaning as set forth in
Section 4(y)(iii).

         3. THE CLOSING.

                  (a) The closing of the issuance, sale and purchase of the Debentures (the "Closing") shall take place on June 11, 1998, at the offices of Arter & Hadden, LLP, 1717 Main Street, Ste. 4100, Dallas, Texas at 10:00 a.m., local time.

                  (b) At the Closing, (x) the Company shall deliver to the Purchasers the Debentures in the aggregate principal amount of $6,000,000, and (y) the Purchasers shall deliver to the Company, by direct payment to Avantel at the direction of the Company, $250,000 of the New Advance. In addition, at the Closing, the Purchasers shall deliver a statement of the Estimated Expense Reimbursement Fee (which is expected to be approximately $35,000), which sum shall be deemed advanced by the Purchasers to the Company as part of the New Advance at the Closing. From time to time after the Closing, the Purchasers shall advance to the Company the remaining portion of the New Advance not advanced (or deemed advanced) at the Closing, upon receipt of written request thereof from the Company, provided no Default or Event of Default then exists. The Company and the Purchasers hereby agree that notwithstanding the $6,000,000 aggregate stated principal balance of the Debentures issued at the Closing, interest shall only accrue on the New Advance from the various dates the proceeds thereof are advanced (or deemed advanced) to the Company in accordance with the terms of this Agreement.

                  (c) In addition to the deliveries specified in subsection (b) above, at the Closing the Company shall deliver to the Purchasers the Closing Shares, and the Purchasers shall deliver to the Company $24 in the aggregate, representing the purchase price of the Closing Shares.

                  (d) If at the Closing any of the conditions specified in
         Section 7 to be fulfilled at or prior to the Closing shall not have been fulfilled, each of the Purchasers shall, at its election, be relieved of all of its obligations under this Agreement to be performed at the Closing without thereby waiving any other rights such Purchaser may have by reason of such failure or such nonfulfillment.

                  (e) Immediately preceding the Closing the Purchasers shall deliver to the Company a Schedule setting forth the allocation among the Purchasers of the Debentures and Closing Shares to be acquired pursuant to the terms hereof.

         4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to each of the Purchasers that the statements contained in this Section 4 are true as of the date of this Agreement and shall be true as of the Closing (as though made then), except as set forth in the Schedule of Exceptions attached hereto


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SECURITIES PURCHASE AGREEMENT - PAGE 7
as Exhibit D (the "Disclosure Schedule"). The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered paragraphs contained in this Section 4. Nothing contained in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made in this Agreement unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty relates to the existence of the document or other item itself).

                  (a) ORGANIZATION AND STANDING.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. The Company is duly qualified and in good standing to do business in each jurisdiction where the failure to be so qualified would have a material adverse effect on the Company. The Company has furnished to each Purchaser true and complete copies of its Certificate of Incorporation and Bylaws, and the Certificate of Incorporation and Bylaws of each of its Subsidiaries, each as amended to date and currently in effect.

                  (b) CAPITALIZATION.

         The authorized capital stock of the Company, following the amendment contemplated in Section 7(f)(iii) below, consists of 100,000 shares of Common Stock, of which 1,200 shares are issued and outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except (i) as provided in this Agreement or any Related Agreement, or
         (ii) as set forth in the Disclosure Schedule: (a) no Equity Securities or subscription or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company are authorized or outstanding; (b) neither the Company nor any Subsidiary has any obligation (contingent or otherwise) to issue any Equity Securities or subscription or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company or any Subsidiary; and (c) neither the Company nor any Subsidiary has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with applicable federal and state securities laws or pursuant to valid exemptions therefrom.

                  (c) SUBSIDIARIES, ETC.

         Except as set forth in the Disclosure Schedule, the Company has no Subsidiaries and does

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SECURITIES PURCHASE AGREEMENT - PAGE 8
         not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, joint venture, limited liability company, professional association or other business enterprise. Except as set forth in the Disclosure Schedule, the Company owns 100% of the issued and outstanding capital stock of each of the Subsidiaries (including, without limitation, Latin Gate, S.A., whose shares are owned 99% by the Company and 1% by UCI Teleport, Inc., a wholly-owned subsidiary of the Company) in each case, free and clear of all Liens. Each of the Company's Subsidiaries is a corporation organized, validly existing and in good standing under the laws of the state of its incorporation or formation, as the case may be, and has full power and authority and all licenses, permits and authorization necessary to conduct its business and own its properties as presently conducted and owned and as proposed to be conducted and owned, and to carry out the transactions contemplated in this Agreement and the Related Agreements, as applicable. Each of the Company's Subsidiaries is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the properties owned or leased by it requires qualification.

                  (d) STOCKHOLDER LIST AND AGREEMENTS.

         The Disclosure Schedule sets forth a true and complete list of the stockholders of the Company, showing the number of shares of Common Stock or other securities of the Company held by each stockholder as of the date of this Agreement and the consideration paid to the Company, if any, therefor. Except (i) as provided in this Agreement or any Related Agreement or (ii) as set forth in the Disclosure Schedule, there are no agreements, written or oral, between the Company and any holder of its capital stock or, to the best of the Company's knowledge, among any holders of its capital stock relating to the acquisition (including without limitation rights of first refusal or preemptive rights), transfer, sale or other disposition, registration under the Securities Act, or voting of the capital stock of the Company. The Disclosure Schedule sets forth a true and complete list of stockholders of the Company (x) as of the date hereof and (y) on a Fully Diluted Basis. As set forth thereon, assuming conversion or exercise in full of all Equity Securities and any other derivative securities of the Company outstanding immediately after the Closing, the Purchasers would own 2,400 shares of Common Stock, representing 66-2/3% of the issued and outstanding shares of Common Stock of the Company on a Fully Diluted Basis, without giving effect to any issuance of Common Stock under any Approved Plan.

                  (e) ISSUANCE OF SECURITIES.

         The issuance, sale and delivery of the Debentures in accordance with this Agreement and the Related Agreements, and the issuance and delivery of the Closing Shares have been, or will be prior to the Closing, duly authorized by all necessary corporate action on the part of the Company and its officers, directors and stockholders, and all such Closing Shares have been duly reserved for issuance. The Debentures and Closing Shares, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement and the Related Agreements will be duly and validly issued, fully paid and non-assessable, free and clear of any taxes, Liens and charges with respect to issuance and

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SECURITIES PURCHASE AGREEMENT - PAGE 9
         shall not be subject to preemptive rights or similar rights of any other stockholders of the Company. Based in part on the representations made by each of the Purchasers in Section 6 of this Agreement, the offer and sale of the Debentures and Closing Shares to each of the Purchasers will be in compliance with applicable federal and state securities laws.

                  (f) AUTHORIZATION.

         The execution, delivery and performance by the Company of this Agreement and all Related Agreements and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. All corporate action on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and all Related Agreements, and the performance of all obligations of the Company hereunder and thereunder has been taken or will be taken prior to the Closing. This Agreement and each of the Related Agreements have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms. The execution, delivery and performance of the transactions contemplated by this Agreement and the Related Agreements and compliance with their provisions by the Company will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, the Certificate of Incorporation or Bylaws (each as amended to date) or any indenture, lease, agreement or other instrument to which the Company or any Subsidiary is a party or by which any of them or any of their properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company or any such Subsidiary.

                  (g) GOVERNMENTAL CONSENTS.

         No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Company in connection with the execution and delivery of this Agreement or the Related Agreements, the offer, issuance, sale and delivery of the Closing Shares or Debentures, or the other transactions to be consummated at the Closing, as contemplated by this Agreement, except such filings as shall have been made prior to and shall be effective on and as of the Closing.

                  (h) LITIGATION.

         There is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the best of the Company's knowledge, any basis therefor or threat thereof, against the Company or any Subsidiary, which questions the validity of this Agreement or any Related Agreement or the right of the Company to enter into or perform this Agreement or any Related Agreement, or which could reasonably be expected to have, either individually or in the aggregate, any material adverse effect on the business, prospects, assets or condition, financial or otherwise, of the Company or any Subsidiary, nor is there

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

         any litigation pending, or, to the best of the Company's knowledge, any basis therefor or threat thereof, against the Company or any Subsidiary by reason of the proposed activities of the Company or negotiations by the Company with possible investors in the Company.

                  (i) FINANCIAL STATEMENTS.

         The Company has furnished to each of the Purchasers a complete and correct copy of the following financial statements (collectively, the "Financial Statements"): (i) the Company's consolidated audited balance sheet, statements of operations, changes in stockholders' equity and cash flows for the fiscal year ended December 31, 1997, and (ii) the Company's consolidated unaudited balance sheet (the "Balance Sheet") as of April 30, 1998 (the "Balance Sheet Date") and statements of operations and cash flow for the month ended as of the Balance Sheet Date (the "Most Recent Financial Statements"). The Financial Statements are complete and correct, are in accordance with the books and records of the Company and present fairly the financial condition and results of operations of the Company and each Subsidiary on a consolidated basis, as at the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), except that the Most Recent Financial Statements lack footnotes and other presentation items and are subject to normal year-end audit adjustments, which will not be material, individually or in the aggregate.

                  (j) ABSENCE OF LIABILITIES.

         Except as disclosed in the Disclosure Schedule, at the Balance Sheet Date, the Company and its Subsidiaries did not have any liabilities of any type that in the aggregate exceeded $50,000, whether absolute or contingent, which were not fully reflected on the Balance Sheet, and, since the Balance Sheet Date, the Company and its Subsidiaries have not incurred or otherwise become subject to any such liabilities or obligations except in the ordinary course of business.

                  (k) TAXES.

         The amount shown on the Balance Sheet as provision for taxes is sufficient for the payment of all accrued and unpaid federal, state, county, local and foreign taxes for the period then ended and all prior periods. The Company and its Subsidiaries have filed all federal, state, county, local and foreign tax returns which are required to be filed by it on or prior to the date of the Closing, such returns are true and correct and all taxes shown thereon to be due have been timely paid with exceptions not material to the Company and its Subsidiaries. Federal income tax returns of the Company and its Subsidiaries have not been audited by the Internal Revenue Service, and no controversy with respect to taxes of any type is pending or, to the best of the Company's knowledge, threatened. Neither the Company nor any of its stockholders has ever filed (i) an election pursuant to Section 1362 of the Code, that the Company be taxed as an S Corporation or (ii) a consent pursuant to Section 341(f) of the Code relating to collapsible corporations. The Company and its Subsidiaries have withheld or collected from each payment made to each of its

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

         employees, the amount of all taxes (including, without limitation, federal income taxes, Federal Insurance Contribution Act taxes, Federal Unemployment Tax Act taxes and Medicare taxes) required to be withheld or collected therefrom, and has timely paid the same to the proper tax receiving officers or authorized depositories.

                  (l) TITLE TO PROPERTY AND ASSETS.

         The Company and its Subsidiaries have good and indefeasible title to or a valid leasehold interest in all of its properties and assets, which comprise all of the properties and assets reflected in the Balance Sheet (except those disposed of since the Balance Sheet Date in the ordinary course of business) and all of the properties and assets necessary or useful for the conduct of its business as described in the Business Plan and none of such properties or assets is subject to any Lien of any nature whatsoever other than those the material terms of which are described in the Balance Sheet or in the Disclosure Schedule.

                  (m) INTELLECTUAL PROPERTY.

         The Company is the sole owner of or possesses all legal rights to all trademarks, service marks, trademark and service mark applications, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes presently used by the Company or its Subsidiaries or necessary for the conduct of the Company's or its Subsidiaries' business as presently conducted and as proposed to be conducted (the "Intellectual Property Rights") free and clear of any Lien, license or other restriction. The Disclosure Schedule contains a complete list of the Intellectual Property Rights. The Company has taken all actions reasonable in light of its financial position to protect the Intellectual Property Rights. The business conducted or proposed to be conducted by the Company and its Subsidiaries does not and will not cause the Company or any Subsidiary to infringe or violate any of the trademarks, service marks, trade names, copyrights, licenses, trade secrets, patents or other intellectual property rights of any other Person, and, except as set forth in the Disclosure Schedule, does not and will not require the Company or any Subsidiary to obtain any license or other agreement to use any trademarks, service marks, trade names, copyrights, licenses, patents, trade secrets or other intellectual property rights of others. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property Rights, nor is the Company or any Subsidiary bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes of any other Person. The Company has not received any communications alleging that the Company or any Subsidiary has violated or, by conducting its business as proposed to be conducted, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes of any other Person. The Company does not believe that it is or will be necessary to use any inventions or works of authorship of its employees (or Persons it currently intends to hire) made prior to their employment by the Company. Except as set forth in the Disclosure Schedule, neither the Company nor any Subsidiary have granted rights to manufacture, produce, assemble, license, market or

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

         sell its products to any other Person and is not bound by any agreement that affects the Company's or any Subsidiary's exclusive rights to develop, manufacture, assemble, distribute, market or sell its products.

                  (n) INSURANCE.

         The Company and each Subsidiary maintains valid policies of insurance with respect to its properties and business of the kinds and in the amounts not less than is customarily obtained by corporations engaged in the same or similar business and similarly situated, including, without limitation, workers compensation insurance and insurance against casualty loss, public liability, libel, slander, defamation, advertising injury and other risks. The Disclosure Schedule sets forth a schedule and brief description of the policies of insurance currently maintained by the Company and each Subsidiary. With respect to each such insurance policy: (a) the policy is in full force and effect; (b) neither the Company nor any Subsidiary is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, cancellation, modification or denial of coverage under the policy and
         (c) no party to the policy has repudiated any of its provisions.

                  (o) MATERIAL CONTRACTS AND OBLIGATIONS.

         The Disclosure Schedule sets forth a list and description of the material terms of all material agreements or commitments of any nature to which the Company or any Subsidiary is a party or by which it is bound, including without limitation (i) each agreement which requires future expenditures by the Company or any Subsidiary in excess of $50,000 or which might result in payments to the Company or any Subsidiary in excess of $50,000, (ii) all management and similar agreements, (iii) all employment and consulting agreements, employee benefit, bonus, pension, profit-sharing, stock option, stock purchase and similar plans and arrangements, and distributor and sales representative agreements, (iv) each agreement with any stockholder, officer or director of the Company or any Subsidiary, or any Affiliate of such Persons, including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such Person or entity, and (v) any agreement relating to the Intellectual Property Rights. The Company has delivered to the Purchasers copies of such of the foregoing agreements as the Purchasers have requested. All of such agreements and contracts are valid, binding and in full force and effect.

                  (p) PERMITS.

                  (i) The Company and each Subsidiary is and has been in possession of all (a) material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, identification and registration numbers, approvals and orders necessary to own, lease and operate its properties

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SECURITIES PURCHASE AGREEMENT - PAGE 13

         (collectively, the "Facilities") and to carry on its business as it is now being conducted and as proposed to be conducted as set forth in the Business Plan, and (b) agreements, licenses and certificates or determinations from all federal, state and local governmental agencies and accrediting and certifying organizations having jurisdiction over the Facilities necessary to own, lease and operate the Facilities in the manner in which they are now being operated and as proposed to be operated as set forth in the Business Plan (collectively, the "Permits"). The Disclosure Schedule sets forth a list of each of the Permits held by Company and the jurisdiction issuing the same, all of which are now, and as of the Closing shall be, in good standing and not subject to meritorious challenge. The Disclosure Schedule also sets forth all actions, proceedings, investigations or surveys pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary that could reasonably be expected to result in (1) the loss or revocation of a Permit necessary to operate one or more Facility or
         (2) the suspension or cancellation of any other Permit. Except as set forth in the Disclosure Schedule, neither the Company nor any Subsidiary is in conflict with, in default under or in violation of and has not received from any governmental entity any written notice with respect to any conflict with, default under or violation of, (A) any law, regulation or order applicable to the Company or any Subsidiary or by or to which any of their respective properties is bound or subject,
         (B) any judgment, order or decree applicable to the Company or any Subsidiary or (C) any of the Permits.

                  (ii) The Company and each Subsidiary have complied in all material respects with all laws, regulations and orders applicable to its present and proposed business as conducted and as proposed to be conducted and has all material Permits and licenses required thereby. There is no term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company or any Subsidiary is a party or by which it is bound or of any provision of any existing judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company or any Subsidiary, which materially adversely affects or, so far as the Company may now reasonably foresee, in the future is reasonably likely to materially adversely affect, the business, prospects, assets or condition, financial or otherwise, of the Company or any Subsidiary.

                  (iii) To the Company's knowledge, no Founder or any other employee of the Company or any Subsidiary is obligated under any contract (including any license, covenant or commitment of any nature), or subject to any judgment, decree or order of any court or administrative agency, that would conflict or interfere with (i) the performance of any employee's duties as an officer, employee or director of the Company or any Subsidiary, (ii) the use of any employee's best efforts to promote the interests of the Company or any Subsidiary, or (iii) the Company's and its Subsidiaries' business as conducted or proposed to be conducted. To the best of the Company's knowledge, no employee of the Company is in violation of any term of any contract or covenant (either with the Company or with another

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SECURITIES PURCHASE AGREEMENT - PAGE 14
         entity) relating to employment, patents, proprietary information disclosure, non-competition or non-solicitation.

                  (q) ABSENCE OF CHANGES.

         Since the Balance Sheet Date, there has been no material adverse change in the condition, financial or otherwise, net worth or results of operations of the Company or any Subsidiary, other than changes occurring in the ordinary course of business which changes have not, individually or in the aggregate, had a materially adverse effect on the business, prospects, properties or condition, financial or otherwise, of the Company or any Subsidiary. Without limiting the foregoing and except as set forth in the Disclosure Schedule, since the Balance Sheet Date:

                           (i) neither the Company nor any Subsidiary has sold,
                  leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the ordinary course of business;

                           (ii) neither the Company nor any Subsidiary has
                  entered into any agreement, contract, commitment, lease, or license (or series of related agreements, contracts, commitments, leases, and licenses) either involving more than $50,000 or outside the ordinary course of business;

                           (iii) no party (including the Company) has
                  accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $50,000 to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their assets are bound;

                           (iv) neither the Company nor any Subsidiary has
                  imposed or permitted any other Person to impose any Lien upon any of its assets, tangible or intangible;

                           (v) neither the Company nor any Subsidiary has made
                  any capital expenditure (or series of related capital expenditures) either involving more than $50,000 or outside the ordinary course of business;

                           (vi) neither the Company nor any Subsidiary has made
                  any capital investment in, any loan to or any acquisition of the securities or assets of any other Person (or series of related capital investments, loans and acquisitions) either involving more than $50,000 outside the ordinary course of business;

                           (vii) neither the Company nor any Subsidiary has
                  issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $25,000 alone or $50,000 in the aggregate;

                           (viii) [RESERVED];

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

                           (ix) neither the Company nor any Subsidiary has
                  canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $50,000 or outside the ordinary course of business;

                           (x) neither the Company nor any Subsidiary has
                  granted any license or sublicense of any rights under or with respect to any Intellectual Property Rights except in the ordinary course of business;

                           (xi) neither the Company nor any Subsidiary has
                  declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                           (xii) neither the Company nor any Subsidiary has
                  experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

                           (xiii) neither the Company nor any Subsidiary has
                  made any loan to, or entered into any other transaction with, any of its directors, officers and employees outside the ordinary course of business;

                           (xiv) neither the Company nor any Subsidiary has
                  entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any such contract or agreement;

                           (xv) neither the Company nor any Subsidiary has
                  granted any increase in the base compensation of any of its directors, officers, and employees outside the ordinary course of business;

                           (xvi) neither the Company nor any Subsidiary has
                  adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance or other plan, contract or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other benefit plan);

                           (xvii) neither the Company nor any Subsidiary has
                  made any other change in employment terms for any of its directors, officers, and employees outside the ordinary course of business;

                           (xviii) neither the Company nor any Subsidiary has
                  made or pledged to make any charitable or other capital contribution outside the ordinary course of business;

                           (xix) there has not been any other material
                  occurrence, event, incident, action, failure to act or transaction outside the ordinary course of business involving the Company or any Subsidiary or their assets or business; and

                           (xx) neither the Company nor any Subsidiary has
                  committed to do any of the foregoing.

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SECURITIES PURCHASE AGREEMENT - PAGE 16

         (r) EMPLOYEES. The Disclosure Schedule sets forth the annual salary and any related payments or benefits of each (x) officer of the Company and (y) Person who as an employee, consultant or manager receives annual compensation in excess of $50,000. None of the employees of the Company or any Subsidiary is represented by any labor union, and there is no labor strike or other labor trouble pending with respect to the Company or any Subsidiary (including, without limitation, any organizational drive) or, to the best of the Company's knowledge, threatened.

         (s) ENVIRONMENTAL MATTERS.

         With respect to environmental matters:

                           (i) The Company and each Subsidiary is and has been
                  in compliance with all Environmental Laws (as defined below), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been made, given, filed or commenced by any Person, nor has any such making, giving, filing or commencement been threatened, against any of them alleging any failure to comply with the Environmental Laws, or seeking contribution towards, or participation in, any remediation of any contamination of any property or thing with Hazardous Materials (as defined in paragraph 4(s)(v)). Without limiting the generality of the preceding sentence, the Company and each Subsidiary has obtained and been, and currently is, in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental Laws;

                           (ii) Neither the Company nor any Subsidiary has any
                  obligation to remediate or any other liabilities of any kind arising in connection with or under any of the Environmental Laws, nor is there any basis for such obligation or liabilities;

                           (iii) Except as set forth in the Disclosure Schedule,
                  all properties and equipment used in the business of the Company and each Subsidiary are and have been free of Hazardous Materials;

                           (iv) "Environmental Laws" means all federal, state
                  and local laws, regulations, ordinances, codes, rules, permits, decisions, orders or decrees relating or pertaining to the public health and safety or the environment, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, removal, discharge or disposal of Hazardous Materials, including, without limitation, the Solid Waste Disposal Act, 42 U.S.C. 6901 et seq., as amended ("SWDA," also known as "RCRA" for a subsequent amending act), (b) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601 et seq., as amended ("CERCLA", (c) the Clean


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

                  Water Act, 33 U.S.C. ss.1251 et seq., as amended ("CWA"), (d) the Clean Air Act, 42 U.S.C. ss.7401 et seq., as amended ("CAA"), (e) the Toxic Substances Control Act, 15 U.S.C. ss.2601 et seq., as amended ("TSCA"), (f) the Emergency Planning and Community Right To Know Act, 15 U.S.C. ss.2601 et seq., as amended ("EPCRKA"), and (g) the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq., as amended ("OSHA"); and

                           (v) Hazardous Materials means, without limitation,
                  (a) any "hazardous wastes" as defined under RCRA, (b) any "hazardous substances" as defined under CERCLA, (c) any toxic pollutants as defined under the Clean Water Act, (d) any hazardous air pollutants as defined under the Clean Air Act,
                  (e) any hazardous chemicals as defined under TSCA, (f) any hazardous substances as defined under EPCRKA, (g) asbestos,
                  (h) polychlorinated biphenyls, (i) petroleum or petroleum products, (j) underground storage tanks, whether empty, filled or partially filled with any substance, (k) any substance the presence of which on the property in question is prohibited under any Environmental Law, and (1) any other substance which under any Environmental Law requires special handling or notification of or reporting to any federal, state or local governmental entity in its generation, use, handling, collection, treatment, storage, re-cycling, treatment, transportation, recovery, removal, discharge or disposal.

         (t) ERISA.

                  (i) Except as set forth in the Disclosure Schedule, neither the Company nor any Subsidiary maintains or contributes to any (a) nonqualified deferred compensation, bonus, retirement or retiree health plans or arrangements, (b) qualified defined contribution or defined benefit plans or arrangements which are employee pension benefit plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA")), or (c) employee welfare benefit plans (as defined in Section 3(l) of ERISA), or material fringe benefit plans or programs. Neither the Company nor any Subsidiary has within the past five years, contributed to any multi-employer pension plan (as defined in Section 3(37) of ERISA). Neither the Company nor any Subsidiary maintains or contributes to any employee welfare benefit plan which provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than in accordance with
         Section 4980B of the Code.

                  (ii) With respect to each employee pension benefit plan, all contributions which are due (including all employer contributions and employee salary reduction contributions) have been paid to such employee pension benefit plan, all contributions, if any, for prior plan years have been paid and all contributions for the current plan year will be paid prior to the filing of the federal income tax return for the Company and each Subsidiary for the current plan year. With respect to the employee welfare benefit plans, all premiums or other payments which are due have been paid.

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SECURITIES PURCHASE AGREEMENT - PAGE 18

                  (iii) The Company has furnished to the Purchasers true and complete descriptions of each employee pension benefit plan and each employee welfare benefit plan.

         (u) TRANSACTIONS WITH RELATED PARTIES. Except as set forth in the Disclosure Schedule, no employee, officer, director or stockholder of the Company or any Subsidiary or member of his or her immediate family is indebted to the Company or any Subsidiary , nor is the Company or any Subsidiary indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company or any Subsidiary, and
(iii) for other employee benefits made generally available to all employees. To the Company's knowledge, none of such persons has any direct or indirect ownership interest in any Person with which the Company or any Subsidiary is affiliated or with which the Company or any Subsidiary has a business relationship, or any Person that competes with the Company or any Subsidiary, except that employees, stockholders, officers or directors of the Company and each Subsidiary and members of their immediate families may own less than five percent (5%) of the outstanding stock in publicly traded companies that may compete with the Company and each Subsidiary. To the Company's knowledge, no officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company or any Subsidiary (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company).

         (v) BUSINESS PLAN.

The Company has furnished to each Purchaser a complete and correct copy of the Business Plan. While the Company does not warrant that it will achieve the financial projections appearing in the Business Plan, the Business Plan discloses all assumptions used in the preparation of these projections, all such assumptions are reasonable, the Company has a reasonable basis for making these projections and has no reason to believe that the Company will be unable to meet these projections, and these projections fairly present the information which they purport to show.

         (w) NO SOLICITATION; NO INTEGRATION WITH OTHER OFFERINGS. No form of general solicitation or general advertising was used by the Company or, to the best of its actual knowledge, any other Person acting on behalf of the Company, in connection with the offer and sale of the Closing Shares or Debentures. Neither the Company, nor, to its knowledge, any Person acting on behalf of the Company, has, either directly or indirectly, sold or offered for sale to any Person (other than the Purchasers) any Debentures or, within the six months prior to the date hereof, any shares of Common Stock or security similar to the Debentures, except as contemplated by this Agreement, and the Company represents that neither itself nor any Person authorized to act on its behalf (except that the Company makes no representation as to the Purchasers and their Affiliates) will sell or offer for sale any such security to, or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as

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SECURITIES PURCHASE AGREEMENT - PAGE 19
thereby to cause the issuance or sale of any of the securities referenced herein to be in violation of any of the provisions of Section 5 of the Securities Act.

         (x) INTERNAL ACCOUNTING CONTROLS. The minute books of the Company and each Subsidiary contain complete and accurate records of all meetings and other corporate actions of its shareholders and its Board of Directors and committees thereof. The stock ledger of the Company and each Subsidiary is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company and such Subsidiary, as applicable. The Company and each Subsidiary maintains a system of internal accounting controls sufficient, in the judgment of the Company's Board of Directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (y) YEAR 2000 COMPLIANCE.

                  (i) COMPUTER AND OTHER SYSTEMS. (a) All software programs and computer hardware that are owned, leased or licensed by the Company and each Subsidiary, or used by third parties on behalf of the Company and each Subsidiary ("Computer Systems"), are designated to be used prior to, during and after the calendar year 2000 A.D., including leap years;
         (b) all other operational systems that use software or equipment that are owned, leased, or licensed by the Company and each Subsidiary, or used by third parties on behalf of the Company and each Subsidiary ("Other Systems"), are designated to be used prior to, during and after the calendar year 2000 A.D., including leap years; (c) the Computer Systems and Other Systems will properly operate during each such period without error or degradation of performance caused by a lack of Year 2000 Capabilities, and (d) the Computer Systems and Other Systems will properly operate during each such period without requiring intervention or modification to Date Data.

                  (ii) CAPABILITIES OF SUPPLIERS, VENDORS AND LANDLORDS. To the best of the Company's knowledge after specific inquiry of all of its material suppliers, vendors and landlords, the Company and each Subsidiary will not suffer a loss from interruption or cessation of business operations, in whole or in part, as a result of such suppliers, vendors or landlords failing to provide materials, labor, supplies or access to leased space for the operation of the Company and each Subsidiary as a result of such suppliers or vendors not having Year 2000 Capabilities.

                  (iii) For purposes of this Agreement, (x) "Year 2000 Capabilities" means the ability to: (i) manage and manipulate data involving dates, including single century formulas and multi-century formulas, in a manner that will not cause an

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SECURITIES PURCHASE AGREEMENT - PAGE 20
         abnormally ending scenario or generate incorrect values or invalid results involving such dates, (ii) include the indication of proper century dates in all date-related user interface functions and date fields, and (iii) operate with proper century dates in date-related software or hardware interface functions and (y) "Date Data" means any existing data or input of date which includes an indication of or reference to date.

                  (z) FOREIGN PRACTICES. Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any Subsidiary has made any payments of funds of the Company or any Subsidiary, or received or retained any funds, in each case in violation of any law, rule or regulation.

                  (aa) DISCLOSURES. Neither this Agreement, any Related Agreement nor any exhibit hereto or thereto, nor any report, certificate or instrument furnished to any of the Purchasers in connection with the transactions contemplated in this Agreement or the Related Agreements, when read together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Company knows of no information or fact that has or would have a material adverse effect on the business, prospects, assets or condition, financial or otherwise, of the Company and each Subsidiary which has not been disclosed to the Purchasers in this Agreement, the Related Agreements, the exhibits hereto or thereto, or other written materials furnished to the Purchasers.

                  (bb) REPRESENTATIONS IN RELATED AGREEMENTS. Each of the representations and warranties contained in this Section 4 is in addition to, and not in lieu of, any representation or warranty made by the Company in any Related Agreement.

         5. REPRESENTATIONS AND WARRANTIES OF FOUNDERS.

         The Founders jointly and severally represent and warrant to each of the Purchasers as follows:

                  (a) CONFLICTING AGREEMENTS. The Founders are not, as a result of the nature of the business conducted or proposed to be conducted by the Company, or for any other reason, in violation of (i) any fiduciary or confidential relationship, (ii) any term of any contract or covenant (either with the Company or with another entity) relating to employment, patents, proprietary information disclosure, non-competition or non-solicitation or (iii) any other contract or agreement, or any judgment, decree or order of any court or administrative agency, in each case relating to or affecting the right of any Founder to be employed by the Company. No such relationship, term, judgment, decree or order conflicts with any Founder's obligations to use his best efforts to promote the interests of the Company nor does the execution, delivery and performance of this Agreement or any Related Agreement by any Founder or the activities of any Founder as an employee, officer or director of the Company, conflict with any such relationship, term, judgment, decree or order.

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SECURITIES PURCHASE AGREEMENT - PAGE 21

                  (b) LITIGATION.

         There is no action, suit or proceeding, or governmental inquiry or investigation, pending or, to the knowledge of any Founder, threatened against a Founder, and, to the knowledge of any Founder, there is no basis for any such action, suit, proceedings or governmental inquiry or investigation which could reasonably be expected to have a material adverse effect on the Company or to result in any change in ownership of the Company's capital stock (provided Kerry Rogers has disclosed that he is under investigation by various federal and state agencies).

                  (c) STOCKHOLDER AGREEMENTS.

         Except as contemplated by this Agreement, no Founder is a party to and has no knowledge of any agreements, written or oral, relating to the acquisition (including without limitation rights of first refusal or preemptive rights), sale, transfer or other disposition, registration under the Securities Act or voting of the capital stock of the Company.

                  (d) REPRESENTATIONS CORRECT.

         To the knowledge of the Founders, each of the representations and warranties of the Company contained in Section 4 is true and correct.

                  (e) DISCLOSURE.

         Neither this Agreement, any Related Agreement nor any exhibit hereto or thereto, nor any report, certificate or instrument furnished to any of the Purchasers in connection with the transactions contemplated by this Agreement or the Related Agreements when read together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Founders know of no information or fact that has or would have a material adverse effect on the business, prospects, assets or condition, financial or otherwise, of the Company and each Subsidiary which has not been disclosed to the Purchasers in this Agreement, the Related Agreements, the exhibits hereto or thereto, or other written materials furnished to the Purchasers.

                  (f) REPRESENTATIONS IN RELATED AGREEMENTS. Each of the representations and warranties contained in this Section 5 is in addition to, and not in lieu of, any representation or warranty made each Founder in any Related Agreement.

         6. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

         Each of the Purchasers severally represents and warrants to the Company as follows:

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SECURITIES PURCHASE AGREEMENT - PAGE 22

                  (a) PURCHASE FOR INVESTMENT.

         Such Purchaser is acquiring the Closing Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same, and, except as contemplated by this Agreement, the Related Agreements, and the exhibits hereto and thereto, such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. Such Purchaser acknowledges the restrictions on transfer of the Closing Shares as set forth in Section 9 of this Agreement. Nothing contained in this Agreement shall limit or restrict the ability of a Purchaser from pledging or granting a Lien in respect of any of the Debentures or Closing Shares to secure bona fide obligations or indebtedness of the Purchaser.

                  (b) AUTHORITY.

         Such Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms. Any Purchaser which is a corporation, partnership or trust represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

                  (c) ACCREDITED INVESTOR.

         Such Purchaser is an "accredited investor," as such term is defined in Regulation D promulgated under the Securities Act.

         7. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS.

         The obligation of each of the Purchasers to purchase Debentures at the Closing is subject to the fulfillment or the waiver by each Purchaser of each of the following conditions on or before the Closing.

                  (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES.

         The representations and warranties contained in Sections 4 and 5 shall have been true at and as of the date of this Agreement and shall be true at and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

                  (b) PERFORMANCE.

         The Company, each Founder and each other Current Stockholder shall have performed and complied with all agreements and conditions contained in this Agreement and the Related Agreements required to be performed or complied with by the Company or such Founder or other Current Stockholder prior to or at the Closing.

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SECURITIES PURCHASE AGREEMENT - PAGE 23

                  (c) OPINION OF COUNSEL.

         Each Purchaser shall have received an opinion from counsel for the Company, dated the date of the Closing, addressed to the Purchasers, satisfactory in form and substance to the Purchasers and their special counsel and substantially in the form attached as Exhibit E.

                  (d) RELATED AGREEMENTS.

                           (i) Debentures in the aggregate principal amount of
                  $6,000,000 in the form attached hereto as Exhibit B shall have been executed and delivered by the Company at the Closing.

                           (ii) The Stockholders Agreement attached hereto as
                  Exhibit F (the "Stockholders Agreement") shall have been executed and delivered by the Company, the Founders and each of the other current stockholders of the Company (collectively, with the Founders, the "Current Stockholders") and each of the Purchasers at or prior to the Closing. All actions to be taken by the Company and the Current Stockholders as contemplated by the Stockholders Agreement shall have occurred, including, without limitation, all actions necessary to (x) elect a Board of Directors of the Company of five (5) members, three (3) of which shall be the Purchaser Directors, (y) appoint Steve Loglisci as the President and Treasurer of the Company, and (z) appoint Kerry Rogers as the Chief Technology Officer of the Company.

                           (iii) [RESERVED].

                           (iv) [RESERVED].

                           (v) The Security Agreement and the Pledge Agreement
                  attached hereto as Exhibits G and H (collectively, the "Security Agreement") shall have been executed and delivered by the Company, together with the delivery to the Purchasers of UCC financing statements duly executed by the Company necessary to perfect the collateral pledged thereunder (which represents all of the stock of the Company's two subsidiaries and all of the assets of the Company).

                           (vi) The Registration Rights Agreement attached
                  hereto as Exhibit I (the "Registration Rights Agreement") shall have been executed and delivered by the Company and each of the Purchasers at or prior to the Closing.

                           (vii) [RESERVED].

                           (viii) [RESERVED].

                           (ix) The Closing Shares shall have been duly issued
                  to the Purchasers by the Company at the Closing.

                           (x) Each of the Founders and the Company shall have
                  executed and delivered the form of Employment and Noncompetition Agreement attached hereto as Exhibit J (collectively, the "Employment Agreements").

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SECURITIES PURCHASE AGREEMENT - PAGE 24

                           (xi) Kerry Rogers shall execute and deliver to the
                  Company and the Purchasers the Pari Passu Agreement in the form attached hereto as Exhibit K (the "Pari Passu Agreement") which (x) confirms that the only sum owed by the Company or its Subsidiaries to Mr. Rogers or his Affiliates at the Closing is $164,000 (the "Rogers Note") and (y) provides the terms of repayment of the interest and principal due on the Rogers Note.

                           (xii) [RESERVED]

                  (e) [RESERVED]

                  (f) CERTIFICATES AND DOCUMENTS.

         The Company shall have delivered to the Purchasers or special counsel to the Purchasers:

                           (i) a certificate dated the date of the Closing
                  certifying to the fulfillment of the conditions specified in this Section 7;

                           (ii) certificates, as of the most recent practicable
                  dates, as to the existence and corporate good standing of the Company and each Subsidiary;

                           (iii) Certificates of Incorporation and Bylaws of the
                  Company and each Subsidiary, certified by its Secretary as of the date of the Closing (with the Certificate of Incorporation of the Company amended in a form acceptable to the Purchasers to increase the authorized shares of Common Stock to 100,000 shares, waive any preemptive rights of the stockholders, and provide that a vote of only a majority of the outstanding Common Stock is necessary to approve any merger, sale of all or substantially all assets, share exchange or similar action of the Company);

                           (iv) resolutions of the Board of Directors of the
                  Company, authorizing and approving all matters in connection with this Agreement, the Related Agreements and the transactions contemplated herein and therein, certified by the Secretary of the Company as of the date of the Closing; and

                           (v) such other documents relating to the transactions
                  contemplated in this Agreement and the Related Agreements as any Purchaser may reasonably request.

                  (g) EXCHANGE OF ASSUMED DEBENTURES.

         At the Closing, Infinity shall have surrendered the Assumed Debentures to the Company in exchange for the Restated Debentures and in complete discharge and satisfaction of the indebtedness represented by the Assumed Debentures.

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SECURITIES PURCHASE AGREEMENT - PAGE 25

                  (h) SECURITY INTERESTS. The Purchasers shall have received evidence satisfactory to them that Uniform Commercial Code financing statements in proper form have been executed by all proper parties, that such financing statements have been filed in all necessary filing offices and that all security interests created under the Related Agreements are of first priority.

                  (i) USE OF PROCEEDS. The Purchasers shall have received the Use of Proceeds Statement in a form acceptable to the Purchasers.

                  (j) AVANTEL AMENDMENT. The contractual agreement between the Company and Avantel shall have been amended on terms satisfactory to the Purchasers, with evidence of the execution and delivery of such amendment in a form acceptable to the Purchasers.

                  (k) OTHER MATTERS.

         All corporate and other proceedings in connection with the transactions contemplated in this Agreement and the Related Agreements and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

         The Purchasers shall advance all of the New Advance to the Company at the Closing or on such date thereafter as the Company shall request; provided, the Company shall not pay any more funds to Avantel after the date hereof until the condition in clause (j) above is satisfied.

         8. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY.

         The obligations of the Company to issue and sell Debentures and Closing Shares to the Purchasers at the Closing are subject to fulfillment or the waiver by the Company of each of the following conditions on or before the Closing:

                  (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of the Purchasers contained in
         Section 6 shall be true at and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

                  (b) INVESTMENT.

         At the Closing, (a) Infinity shall have surrendered the Assumed Debentures to the Company as payment of the purchase price for $2,697,610 of the Debentures to be purchased at the Closing and (b) the Purchasers shall have tendered to the Company (I) $250,000 of the New Advance as contemplated by the Letter Agreement (by direct remittance to Avantel at the direction of the Company) for the purchase of the remaining Debentures to be purchased at the Closing by such Purchasers and (II) $24 for the purchase of the Closing Shares to be purchased at the Closing by the Purchasers.

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SECURITIES PURCHASE AGREEMENT - PAGE 26

                  (c) OTHER MATTERS.

         All corporate and other proceedings in connection with the transactions contemplated in this Agreement and the Related Agreements and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Company and its counsel, and the Company and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

         9. AFFIRMATIVE COVENANTS OF THE COMPANY.

                  (a) INSPECTION AND OBSERVATION.

         The Company shall permit each Purchaser or any authorized representative of a Purchaser, to visit and inspect the properties of the Company and each Subsidiary, including its corporate and financial records, and to discuss its business and finances with officers of the Company, during normal business hours following reasonable notice, without interference to the conduct of the Company's or any Subsidiary's business and as often as may be reasonably requested.

                  (b) FINANCIAL STATEMENTS AND OTHER INFORMATION.

         The Company shall deliver to each Purchaser:

                           (i) within 90 days after the end of each fiscal year
                  of the Company, a consolidated audited balance sheet of the Company and each Subsidiary as at the end of such year and consolidated audited statements of operations and of cash flows of the Company and each Subsidiary for such year, certified by public accountants of established national reputation selected by the Company, and prepared in accordance with GAAP;

                           (ii) within 45 days after the end of each of the
                  first three fiscal quarters of each fiscal year a consolidated unaudited balance sheet of the Company and each Subsidiary as at the end of such quarter and consolidated unaudited statements of operations and of cash flows of the Company and each Subsidiary for such quarter and for the current fiscal year to the end of such quarter, prepared in accordance with GAAP, and setting forth in comparative form the Company's Budget for the corresponding periods for the current fiscal year;

                           (iii) within 30 days after the end of each month, a
                  consolidated unaudited balance sheet of the Company and each Subsidiary as at the end of such month and consolidated unaudited statements of operations and of cash flows of the Company and each Subsidiary for such month and for the current fiscal year to the end of such month, setting forth in comparative form the Company's Budget for the corresponding periods for the current fiscal year, accompanied by an executive

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SECURITIES PURCHASE AGREEMENT - PAGE 27
                  summary of the activities of the Company and each Subsidiary during such month, signed by the Company's chief executive officer and chief financial officer;

                           (iv) as soon as available, but in any event not later
                  than 30 days prior to the beginning of each new fiscal year, an operating and capital budget for the Company and each Subsidiary for such fiscal year approved by the Board of Directors (the "Budget"); and

                           (v) with reasonable promptness, such other notices,
                  information and data with respect to the Company and each Subsidiary as the Company delivers to the holders of its Common Stock and such other information and data as such Purchaser may from time to time reasonably request.

         The financial statements delivered pursuant to clauses (ii) and (iii) shall be accompanied by a certificate of the chief financial officer of the Company stating that (x) such statements have been prepared in accordance with GAAP consistently applied and fairly present the financial condition and results of operations of the Company and each Subsidiary at the date thereof and for the periods covered thereby and (y) no Default or Event of Default has occurred or then exists.

                  (c) MATERIAL CHANGES AND LITIGATION.

         The Company shall promptly notify each Purchaser of any Default or Event of Default or of any material adverse change in the business, prospects, assets or condition, financial or otherwise, of the Company or any Subsidiary and of any litigation or governmental proceeding or investigation brought or, to the Company's knowledge, threatened against the Company or any Subsidiary, or against any officer, director, employee or stockholder of the Company or any Subsidiary materially adversely affecting or which, if adversely determined, could reasonably be expected to materially adversely affect its business, prospects, assets or condition, financial or otherwise.

                  (d) OTHER AFFIRMATIVE COVENANTS.

         Unless the prior approval of holders of at least 66-2/3% of the Debentures (by aggregate outstanding principal balance thereof) (the "Majority Holders") has been obtained, the Company shall (and shall cause each Subsidiary to):

                           (i) maintain in full force and effect all leases,
                  Permits and other rights necessary to the operation of the business of the Company and each Subsidiary;

                           (ii) maintain its corporate existence and its
                  business and maintain all properties which are reasonably necessary for the conduct of its business, now or hereafter owned by it, in good repair, working order and condition, reasonable wear and tear excepted, and make any replacements of properties necessary for the successful operation of its business;

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SECURITIES PURCHASE AGREEMENT - PAGE 28

                           (iii) maintain on all insurable properties now or
                  hereafter owned by it insurance against loss or damage by fire or other casualty to the extent customary with respect to similar properties of companies conducting business similar to that conducted by it, and to maintain public liability and workers' compensation insurance covering it to the extent customary with respect to companies conducting business similar to the business conducted by the Company and each Subsidiary;

                           (iv) comply in all material respects with all
                  material contracts, Permits or other agreements or instruments to which it is now or hereafter a party or by which it or any of its properties and assets are now or hereafter bound, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves have been established on its books with respect thereto in accordance with GAAP;

                           (v) pay and discharge when payable all taxes,
                  assessments and governmental charges imposed upon its respective properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies which if unpaid might by law become a lien or other encumbrance upon any of its respective properties, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP) have been established on its respective books with respect thereto;

                           (vi) comply with all applicable laws, rules and
                  regulations of all governmental authorities, the violation of which could reasonably be expected to have a material adverse effect on its financial condition, operating results or business prospects of the Company or any Subsidiary; and

                           (vii) maintain proper books of record and account
                  which fairly represent its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with GAAP;

                  (e) KEY PERSONNEL LIFE INSURANCE.

         The Company shall on or prior to the Closing obtain, and will use its best efforts to maintain in force with a financially sound and reputable insurer, one or more policies for term life insurance on the life of Kerry Rogers in the aggregate amount of at least $3,000,000. Each such policy shall name the Purchasers as the sole beneficiary and as loss payee (to the extent of the indebtedness due under the Debentures, and thereafter the Company as the sole beneficiary and as loss payee) of all amounts payable under such policy and shall not be cancelable by the Company without the prior approval of the Majority Holders.

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SECURITIES PURCHASE AGREEMENT - PAGE 29

                  (f) [RESERVED]

                  (g) ELECTION OF PURCHASER DIRECTORS.

                           (i) The Company shall use its best efforts to enforce
                  the obligations of the Current Stockholders under the Stockholders Agreement and shall not permit to occur any amendment to the Stockholders Agreement without the prior written consent of the Majority Holders.

                           (ii) The Company will promptly reimburse all
                  Directors for all reasonable costs incurred in connection with attending any meeting of the Board of Directors of the Company or otherwise incurred in connection with fulfilling their duties as Directors of the Company.

                  (h) USE OF PROCEEDS. The proceeds of the New Advance will be used by the Company for working capital and other general corporate purposes. Specifically, at the Closing the Company shall provide a detailed use of the proceeds of the New Advance and direct payment instructions for various account payees, their addresses, the amounts to be so paid, wire transfer instructions, the name of a contact person of such payee and an explanation of the reason for the incurrence of such payable (the "Use of Proceeds Statement"). All funds directly paid to such third parties shall be deemed to have been advanced by the Purchasers to the Company hereunder and under the Debentures.

                  (i) STOCK OPTION PLAN. Following the Closing, the Board of Directors shall adopt a stock option plan of the Company providing for the issuance of up to a maximum aggregate of 360 shares of Common Stock (inclusive of all shares previously authorized and/or issued pursuant to any stock option plan of the Company) to senior executives or other employees of the Company; provided, however, the Founders acknowledge that no current intention exists to include the Founders in such plan.

         10. NEGATIVE COVENANTS. Unless the prior approval of the Majority Holders has been obtained, the Company shall not, and shall not allow any Subsidiary to:

                           (i) Effect any sale, lease, assignment, transfer,
                  exchange or other conveyance of all or substantially all of the assets of the Company or any Subsidiary, or any consolidation or merger involving the Company or any reclassification or other change of any capital stock or any recapitalization of the Company, or any dissolution, liquidation or winding up of the Company or, make any agreement or become obligated to do so;

                           (ii) Enter into or engage in any line of business
                  other than as described in the Business Plan and related activities;

                           (iii) Declare or pay any dividends or declare or make
                  any other distribution,

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SECURITIES PURCHASE AGREEMENT - PAGE 30
                  direct or indirect on account of the Common Stock (or any other shares of capital stock of the Company) or set apart any sum for any such purpose;

                           (iv) Purchase, redeem or otherwise acquire for value
                  (or pay into or set aside as a sinking fund for such purpose) any of the Common Stock (or any other shares of capital stock of the Company); provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any Subsidiary pursuant to agreements under which the Company has the option to repurchase such shares, such as the termination of employment or service to the Company or any Subsidiary;

                           (v) Create or commit to create a Subsidiary unless
                  all of the outstanding securities of such Subsidiary are owned by the Company or by a Subsidiary of the Company; provided that the Company owns all of the outstanding securities of such Subsidiary;

                           (vi) Incur any Debt not in existence on the date
                  hereof other than Debt owed to the Purchasers and additional Debt after the Closing not to exceed $500,000 in the aggregate (unless approved by the Purchaser Directors);

                           (vii) Incur any Lien, or permit to exist any Lien, of
                  any kind against any of the assets or properties of the Company or any of its Subsidiaries, except the Liens granted to the Purchasers and Permitted Liens;

                           (viii) Enter into any transaction with an Affiliate
                  or make any payment to an Affiliate (whether in cash or property) or any type except on terms to the Company or such Subsidiary no less favorable than terms that could be obtained by the Company or such Subsidiary from a Person that is not an Affiliate of the Company, as determined in good faith by the Board of Directors of the Company;

                           (ix) Make any expenditure not specified in the Budget
                  in excess of $5,000 or become liable under any agreement which requires annual payments not specified in the Budget in excess of $5,000 unless approved in advance by either (i) the President (currently Steve Loglisci) and Kerry Rogers (so long as he owns shares of Common Stock) or (ii) the Board of Directors of the Company; or

                           (x) Make payments of salary, bonus or otherwise
                  provide compensation (including benefits) to its officers or employees in excess of the amounts listed on item 4.r. of the Disclosure Schedule; provided in no event will any such Persons or their Affiliates receive any stock options or other securities as a result of serving as an officer, director, employee or consultant to or of the Company or any of its Subsidiaries except as set forth in any Approved Plan.

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SECURITIES PURCHASE AGREEMENT - PAGE 31

         11. TRANSFERS OF SECURITIES.

                  (a) RESTRICTIONS.

         The restrictions on the sale or transfer of the Closing Shares set forth in this Section 11 shall cease to apply to such Closing Shares
         (i) upon any sale of such Closing Shares pursuant to the Registration Rights Agreement, Section 4(l) of the Securities Act, or Rule 144 under the Securities Act or (ii) at such time as such Closing Shares become eligible for resale under Rule 144(k) under the Securities Act.

                  (b) REQUIREMENTS FOR TRANSFER.

                           (i) The Closing Shares shall not be sold or
                  transferred unless either (a) they first shall have been registered under the Securities Act or (b) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

                           (ii) Notwithstanding the foregoing, no registration
                  or opinion of counsel shall be required for (a) a transfer by a Purchaser to an Affiliate which agrees in writing to be subject to the terms of this Section 11 to the same extent as if such Affiliate were an original Purchaser hereunder, or (b) a transfer made in accordance with Rule 144 under the Securities Act.

                  (c) LEGENDS.

         Each certificate representing Closing Shares shall bear a legend substantially in the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM."

         The foregoing legend shall be removed from the certificates representing Closing Shares at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

                  (d) DEBENTURES. Each Debenture may be sold or transferred, together with the Security Agreement, by the Purchasers without regard to the restrictions contained in this Section 11, unless in the written opinion of counsel to the Company the Debentures are a security (as such term is defined in Section 2(1) of the Securities Act), whereupon the Debentures may be sold or transferred on the same basis as the Closing Shares pursuant to the foregoing provisions.


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SECURITIES PURCHASE AGREEMENT - PAGE 32

                  (e) RIGHT OF PARTICIPATION. Notwithstanding the foregoing, the Purchasers may assign or participate 50% or less of the Closing Shares and any portion of the Debentures (together with all rights of the Purchasers under this Agreement and the Related Agreements associated therewith) to AXIS or any other Person without the consent or approval of the Company or any Founder or any other Current Stockholders, which assignee shall (x) make representations and warranties to the Company substantially similar to those set forth in Section 6 hereof as made by the Purchasers and (y) agree to be bound by the terms of this Agreement and the Related Agreements (including the transfer restrictions set forth in this Section 11).

         12. MISCELLANEOUS.

                  (a) SUCCESSORS AND ASSIGNS.

         The rights and obligations of each Purchaser under this Agreement and each Related Agreement may be assigned by such Purchaser to any Person or entity to which Debentures are transferred by such Purchaser, and such transferee shall be deemed a "Purchaser" for purposes of this Agreement.

                  (b) CONFIDENTIALITY.

         Except as required by law, each Purchaser agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which such Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to such Purchaser pursuant to this Agreement or otherwise, or pursuant to visitation or inspection rights granted hereunder, unless such information is known, or until such information becomes known, to the public; provided, however, that a Purchaser may disclose such information (i) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with its investment in the Company, (ii) to any prospective purchaser of any Debentures from such Purchaser as long as such prospective purchaser agrees in writing to be bound by the provisions of this Section 12 or (iii) to any Affiliate of such Purchaser or to a partner or shareholder of such Purchaser.

                  (c) SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated herein, regardless of any investigation by the Purchasers or on behalf of the Purchasers.

                  (d) EXPENSES.

         The Company agrees to pay and hold the Purchasers and holders of the Debentures harmless from liability for the payment of:

                           (i) the fees and expenses of the Purchasers,
                  including the reasonable fees and


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SECURITIES PURCHASE AGREEMENT - PAGE 33
                  expenses of Arter & Hadden, LLP, special counsel to the Purchasers, arising in connection with the negotiation and execution of this Agreement, the Related Agreements and consummation of the transactions contemplated herein. At the Closing, the Purchasers shall provide an estimate of such reimbursable amounts (the "Estimated Expense Reimbursement Fee"). To the extent the actual fees and expenses of the Purchasers exceed the Estimated Expense Reimbursement Fee, the Company shall promptly pay such excess to the Purchasers or, at their election, their counsel;

                           (ii) the fees and expenses incurred with respect to
                  the interpretation of, or any amendments or waivers to this Agreement or the Related Agreements (whether or not the same become effective):

                           (iii) if a Purchaser or other holder of Debentures or
                  Conversion Shares desires to sell or otherwise transfer any or all of the Debentures or Conversion Shares held by it and counsel for the Company declines to render a legal opinion to such Purchaser or holder, without cost or expense to such Purchaser or holder, whether or not registration under the Securities Act will be required for such sale or transfer, the fees and expenses of counsel for such Purchaser or holder in obtaining such an opinion;

                           (iv) the fees and expenses incurred in reviewing any
                  registration statement or prospectus or any amendments or supplements thereto prepared pursuant to the Registration Rights Agreement;

                           (v) the fees and expenses incurred in connection with
                  any requested waiver of the right of any holder of Debentures or the consent of any holder of Debentures to contemplated acts of the Company not otherwise permissible by the terms of this Agreement or the Related Agreements;

                           (vi) stamp and other taxes, excluding income taxes,
                  which may be payable with respect to the execution and delivery of this Agreement or the issuance, delivery or acquisition of the Debentures or the Closing Shares;

                           (vii) the fees and expenses incurred in respect of
                  the enforcement of the rights granted under this Agreement and the Related Agreements;

                           (viii) all costs, fees and expenses incurred by the
                  Company in its performance of and compliance with this Agreement and the Related Agreements; and

                           (ix) fees and expenses incurred by each such Person
                  in any filing with any governmental with respect to its investment in the Company or in any other filing with any governmental agency with respect to the Company which mentions such Person.


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SECURITIES PURCHASE AGREEMENT - PAGE 34

                  (e) NOTICES.

         All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered personally or by facsimile transmission or by overnight delivery service or 72 hours after having been mailed by first class certified or registered mail, return receipt requested, postage prepaid:

         If to the Company, at its address set forth on the signature page hereto, or at such other address or addresses as may have been furnished in writing by the Company to the Purchasers.

         If to a Purchaser, at its address set forth on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing by such Purchaser.

                  (f) BROKERS.

         The Company, the Founders and the Purchasers each represent and warrant to the other parties hereto that it has not retained or engaged any finder or broker in connection with the transactions contemplated in this Agreement. The Company, the Founders and each Purchaser will indemnify and save the other parties harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders fees or commissions, or consulting fees in connection with the transactions contemplated in this Agreement asserted by any Person on the basis of any statement or representation alleged to have been made by such indemnifying party.

                  (g) ENTIRE AGREEMENT.

         This Agreement, the exhibits hereto and the Related Agreements embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

                  (h) AMENDMENTS AND WAIVERS.

         Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Majority Holders. Any amendment or waiver effected in accordance with this Section 12 shall be binding upon each holder of any Debentures, each future holder of all such Debentures and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

                  (i) COUNTERPARTS.

         This Agreement may be executed by facsimile signature and in one or more counterparts,


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SECURITIES PURCHASE AGREEMENT - PAGE 35
         each of which shall be deemed to be an original, but all of which shall be one and the same document.

                  (j) HEADINGS.

         The headings of this Agreement are for convenience only and do not constitute a part of this Agreement.

                  (k) SEVERABILITY.

         The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (l) RULES OF CONSTRUCTION.

         Each covenant contained in this Agreement and each Related Agreement shall be construed (absent an express contrary provision therein) as being independent of each other covenant contained herein and therein and compliance with one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any or all other covenants. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The term "to the Company's knowledge" shall mean the knowledge of the Company after reasonable inquiry and investigation concerning the subject matter of the representation and warranty. Any statements, representations or warranties that are based upon the knowledge of the Company shall be deemed to have been made after reasonable inquiry by the Company with respect to the matter in question. Whenever the terms "satisfactory to Purchaser", "determined by Purchaser", "acceptable to Purchaser", "consent of Purchaser", "approved by Purchaser", "as Purchaser shall elect", "as Purchaser shall request" or similar terms used in this Agreement or any Related Agreement with respect to the Purchasers (or the Majority Holders, as applicable), except as otherwise specifically provided herein or therein, such terms shall mean satisfactory to, at the election of, determined by, acceptable to or requested by, as applicable, such Purchasers (or Majority Holders, as applicable) in their sole and absolute discretion.

                  (m) GOVERNING LAW.

         THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEVADA WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEVADA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEVADA.

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SECURITIES PURCHASE AGREEMENT - PAGE 36

                  (n) FURTHER ASSURANCES.

         Each party to this Agreement hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be necessary or appropriate to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated herein.

                  (o) INDEMNIFICATION.

         The Company without limitation as to time, will indemnify each Purchaser and its agents and representatives against, and hold each Purchaser and its agents and representatives harmless from, all losses, claims, damages, liabilities, costs (including the costs of preparation and attorneys' fees and expenses) (collectively, the "Losses") incurred pursuant to any investigation or proceeding against the Company, any Purchaser or any of their agents and representatives arising out of or in connection with this Agreement, any Related Agreement (or any other document or instrument executed pursuant hereto or thereto), which investigation or proceeding requires the participation of, or is commenced or filed against, one or more of the Purchasers and any of their agents because of this Agreement, the Related Agreements and the transactions contemplated herein and therein, other than any Losses resulting from action on the part of such Purchaser or its agents or representatives which is finally determined in such proceeding to be primarily and directly a result of (i) such Purchaser's gross negligence or willful misconduct, (ii) a breach of a fiduciary duty, if any, owed by such Purchaser to the Company, (iii) an act or omission that involves intentional misconduct or a knowing violation of law by such Purchaser, (iv) a transaction from which the Purchaser received an improper personal benefit or (v) Losses incurred by or on behalf of an agent of a Purchaser which are the subject of the Indemnification Agreement entered into by the Company and such agent pursuant to the Stockholders Agreement, as to which Losses such Indemnification Agreement, rather than this Section 12, shall apply. The Company agrees to reimburse each Purchaser and its agents and representatives promptly for all such Losses as they are incurred by such Purchaser and its agents. Each Purchaser agrees to reimburse the Company for any payments made by the Company to such Purchaser pursuant to this Section 12 for Losses which are finally determined in such proceeding to primarily and directly result from the gross negligence or willful misconduct of such Purchaser. The obligations of the Company to each Purchaser and its agents and representatives under this Section 12 will be separate obligations. The obligations of the Company under this Section 12 will survive any transfer of securities by any Purchaser and the termination of this Agreement or any Related Agreement.

                  (p) EXCULPATION AMONG PURCHASERS.

         Each Purchaser acknowledges that it is not relying upon any other Purchaser, or any officer, director, employee, agent, partner or Affiliate of any such other Purchaser, in making its investment or decision to invest in the Company or in monitoring such investment. Each Purchaser agrees that no Purchaser nor any controlling Person, officer,


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SECURITIES PURCHASE AGREEMENT - PAGE 37
         director, shareholder, partner, agent or employee of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them relating to or in connection with the Company or the Debentures, or both. Without limiting the foregoing, no Purchaser (nor any of its Affiliates, officers, directors, shareholders, partners, agents or employees) or other holder of any Debentures shall have any obligation, liability or responsibility whatsoever for the accuracy, completeness or fairness of any or all information about the Company or any subsidiary or their respective properties, business or financial and other affairs, acquired by such Purchaser or holder from the Company or any subsidiary or the respective officers, directors, employees, agents, representatives, counsel or auditors of either, and in turn provided to another Purchaser or holder, nor shall any such Purchaser (or such other Person) have any obligation or responsibility whatsoever to provide any such information to any other Purchaser (or such other Person) or holder or to continue to provide any such information if any information is provided.




                            [SIGNATURE PAGES FOLLOW]


         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.

                                     ORIX GLOBAL COMMUNICATIONS, INC.

                                     By:
                                     Title:

                                     Address: 1771 East Flamingo Road, Ste. B200
                                              Las Vegas, NV 89119
                                     Fax:     702/792-3313


                                     FOUNDERS:


                                     KERRY ROGERS

                                     Address: 1771 East Flamingo Road, Ste. B200
                                              Las Vegas, NV 89119
                                     Fax:     702/792-3313


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SECURITIES PURCHASE AGREEMENT - PAGE 38

                                     JACK HIGGINS

                                     Address: 1771 East Flamingo Road, Ste. B200
                                              Las Vegas, NV 89119
                                     Fax:     702/792-3313


                                     BOB MICHAELS

                                     Address: 1771 East Flamingo Road, Ste. B200
                                              Las Vegas, NV 89119
                                     Fax:     702/792-3313

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SECURITIES PURCHASE AGREEMENT - PAGE 39

                                     PURCHASERS:

                                     INFINITY INVESTORS LIMITED

                                     By:
                                     Title:

                                     Address: 38 Hertford Street
                                              London, England W1Y 7TG
                                     Fax:     011-44-171-355-4975



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SECURITIES PURCHASE AGREEMENT - PAGE 40

                                   SCHEDULE A

                                                                    NUMBER OF
NAME                           AMOUNT OF INDEBTEDNESS            CLOSING SHARES
----                           ----------------------            --------------
Infinity Investors Limited          $6,000,000                        2,400




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SECURITIES PURCHASE AGREEMENT - PAGE 41

EXHIBITS:
Exhibit A         Schedule of Purchasers
Exhibit B         Form of Debentures
Exhibit C         Business Plan
Exhibit D         Schedule of Exceptions (Disclosure Schedule)
Exhibit E         Opinion of Counsel (for the Company as provided to Purchaser)
Exhibit F         Stockholders Agreement
Exhibit G         Security Agreement
Exhibit H         Pledge Agreement
Exhibit I         Registration Rights Agreement
Exhibit J         Employment and Noncompetition Agreement
Exhibit K         Pari Passu Agreement

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SECURITIES PURCHASE AGREEMENT - PAGE 42